Exhibit 32.1
CERTIFICATION OF FRANCIS A. DESOUZA PURSUANT TO 18 U.S.C. SECTION
1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-
OXLEY ACT OF 2002
In connection with the Quarterly Report of Illumina, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis A. deSouza, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 25, 2019

By:	/s/ FRANCIS A. DESOUZA
Francis A. deSouza
President and Chief Executive Officer

This certification accompanying the Report is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities such Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before, on or after the date of the Report), irrespective of any general incorporation language contained in such filing.